EXHIBIT 10(a)

FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of December 17, 2009 (this “Agreement”), is entered into among Cantel Medical Corp., a Delaware corporation (the “Borrower”), the Guarantors party to the Subsidiary Guaranty, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.                                   The Borrower, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of August 1, 2005 (as previously amended or modified, the “Credit Agreement”).

B.                                     The Borrower has requested that the Lenders consent to (a) the sale by Minntech B.V of its building pursuant to a sale and leaseback transaction (the “Netherlands Sale and Leaseback”) for $1,669,000 (the “Netherlands Proceeds”) and (b) the prepayment of the Revolving Credit Advances with the Netherlands Proceeds instead of the Term A Facility, as required by Section 2.6(b)(v) of the Credit Agreement.

C.                                     The Borrower has requested that the Lenders amend the Credit Agreement as provided herein.

D.                                    The Lenders hereby (a) consent to the Netherlands Sale and Leaseback and the application of the Netherlands Proceeds to the Revolving Credit Advances and (b) agree to amend the Credit Agreement as provided herein.

E.                                      In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.                                       Consent.  Notwithstanding Sections 2.6(b)(v) and 6.5 of the Credit Agreement, the Lenders hereby consent to the Netherlands Sale and Leaseback and the use of the Netherlands Proceeds to prepay the Revolving Credit Advances.  Such consent is retroactive to the date of the Netherlands Sale and Leaseback.

2.                                       Amendments.

(a)                                  Section 6.2.  Section 6.2 of the Credit Agreement is amended to replace the “; and” at the end of clause (d) with “;”, to replace the “.” at the end of clause (e) with “;” and to add new clauses (f) and (g) immediately following clause (e) to read as follows:

(f)            Guarantees Obligations permitted under Section 6.19; and

(g)                                 to the extent constituting Debt, surety or performance bonds with respect to contracts for the performance of work entered into by Mar Cor Purification, Inc.

(b)                                 Section 6.6.  Section 6.6 of the Credit Agreement is amended to replace the “; and” at the end of clause (i) with “;”, to replace the “.” at the end of clause (j) with “; and” and to add a new clause (k) immediately following clause (j) to read as follows:

(k)                                  Investments consisting of loans and advances to Biosafe, Inc., a Pennsylvania corporation, in an aggregate principal amount not to exceed $500,000.

(c)                                  Section 6.7.                                   Section 6.7 of the Credit Agreement is amended to replace the “; and” at the end of clause (e) with “;”, to replace the “.” at the end of clause (f) with “; and” and to add a new clause (g) immediately following clause (f) to read as follows:

(g)                                 the Borrower may pay cash dividends to the Borrower’s shareholders in an aggregate annual amount not to exceed $1,800,000 so long as (i) no Default exists or would result therefrom and (ii) after giving effect to such dividends, the Borrower is in compliance with the financial covenants set forth in Article VIII on a pro forma basis (assuming such transactions occurred on the first day of the most recently ended four fiscal quarter period for which the Borrower has delivered the financial statements pursuant to Section 7.2 or 7.3, as applicable).

(d)                                 Section 6.16.  Section 6.16(c) of the Credit Agreement is amended to read as follows:

(c) Hedge Agreements used by the Borrower or its Subsidiaries to mitigate the financial risk of currency fluctuations which shall not exceed twelve (12) months in duration and shall be in an aggregate notional amount not to exceed $12,000,000 outstanding at any time.

(e)                                  Section 6.19.  Section 6.19 of the Credit Agreement is amended to read as follows:

Section 6.19                            Guaranteed Obligations.

Create, incur, assume or permit to exist any Guaranteed Obligations except (a) by endorsement of instruments or items of payment for deposit to the general account of any Loan Party, (b) for Guaranteed Obligations set forth on Schedule 6.19 and (c) for guarantees of obligations of Subsidiaries under Operating Leases.

3.                                       Effectiveness; Conditions Precedent.  This Agreement shall be effective as of the date hereof when all of the conditions set forth in this Section 3 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)                                  Execution and Delivery of Agreement.  The Administrative Agent shall have received copies of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

(b)                                 Fees and Expenses.  The Borrower shall have paid (i) to the Administrative Agent, for the account of each Lender, a nonrefundable fee equal to $10,000 which shall be deemed fully earned upon the effectiveness of this Agreement and (ii) all other fees and expenses that are owing, if any, from the Borrower to the Administrative Agent.

4.                                       Ratification of Credit Agreement.  The Loan Parties acknowledge and consent to the terms set forth herein and agree that this Agreement does not impair, reduce or limit any of their obligations under the Loan Documents and all of which are hereby ratified and confirmed.

5.                                       Authority/Enforceability.  Each of the Loan Parties represents and warrants as follows:

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(a)                                  It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)                                 This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) Federal Bankruptcy Code or any similar debtor relief laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)                                  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(d)                                 The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its or its Subsidiaries’ organization documents (e.g., articles of incorporation and bylaws) or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

6.                                       Representations and Warranties of the Loan Parties.  The Loan Parties represent and warrant to the Lenders that (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date other than the date hereof, in which case, such representations and warranties are correct in all material respects as of such specific date, and (b) no event has occurred and is continuing which constitutes a Default.

7.                                       Release.  In consideration of the Lenders entering into this Agreement, the Loan Parties hereby release the Administrative Agent, the Lenders and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

8.                                       Counterparts/Telecopy.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Agreement by telecopy or .pdf shall be effective as an original.

9.                                       GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:
CANTEL MEDICAL CORP.,
as Borrower

	By	/s/ Andrew A. Krakauer
	Name:	Andrew A. Krakauer
	Title:	President and CEO

	By	/s/ Craig A. Sheldon
	Name:	Craig A. Sheldon
	Title:	Senior VP, CFO and Treasurer

GUARANTORS:
MINNTECH CORPORATION

	By:	/s/ Kevin B. Finkle
	Name:	Kevin B. Finkle
	Title:	Senior VP, Finance and Administration

MAR COR PURIFICATION, INC.

	By:	/s/ Kathryn D. McIsaac
	Name:	Kathryn D. McIsaac
	Title:	Vice President, Finance

CROSSTEX INTERNATIONAL, INC.

	By:	/s/ Douglas T. Carpenter
	Name:	Douglas T. Carpenter
	Title:	Vice President, Finance and Treasurer

BIOLAB EQUIPMENT ATLANTIC, LTD.

	By:	/s/ Craig A. Sheldon
	Name:	Craig A. Sheldon
	Title:	Secretary

STRONG DENTAL PRODUCTS, INC.

	By:	/s/ Douglas T. Carpenter
	Name:	Douglas T. Carpenter
	Title:	Vice President, Finance and Treasurer

CANTEL MEDICAL CORP.

FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

ADMINSTRATIVE
AGENT & LENDERS:
BANK OF AMERICA, N.A.,
as Administrative Agent,

	By	/s/ George S. Carey
	Name:	George S. Carey
	Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as Issuing Bank,
as Swing Line Bank and as a Lender

	By	/s/ Jana L. Baker
	Name:	Jana L. Baker
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By	/s/ Kenneth E. LaChance
	Name:	Kenneth E. LaChance
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By	/s/ Patricia D. Georges
	Name:	Patricia D. Georges
	Title:	Vice President

CANTEL MEDICAL CORP.

FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT